UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 08, 2025

Commission File Number 000-53676

Lode-Star Mining, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4347638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13529 Skinner Road, Suite N Cypress, TX	77429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 371-6531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Lode-Star Mining, Inc. (the “Company”) is pleased to announce that they have engaged Davidson & Company LLP (the new auditor “Davidson”) to replace Smythe LLP (the former auditor “Smythe”) after Smythe advised the Company on December 06, 2024 that they wished to discontinue services due to a change in their policies. Smythe’s report on the financial statements for the years ended December 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

We have authorized Smythe to respond fully to the inquiries of the successor accountant.

(b)	Newly Appointed Independent Registered Public Accountant

On January 2, 2025, the Audit Committee approved the engagement of Davidson as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, effective immediately. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, neither the Company nor anyone acting on its behalf consulted with Davidson regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Exhibit

16.1	Letter from Smythe regarding Change in Certifying Accountant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lode-Star Mining, Inc.

Date: January 8, 2025	By:	/s/ Mark Walmesley
Mark Walmesley
Chief Executive Officer